Exhibit 10.10

                     2006 PERFORMANCE SHARE AWARD AGREEMENT

This 2006 PERFORMANCE SHARE AWARD AGREEMENT, made as of the Award Date set forth in the Notice of Award of 2006 Performance Shares (the "Notice"), by and between Bucyrus International, Inc., a Delaware corporation (the "Company") and the undersigned individual (the "Grantee"), sets forth the terms and conditions of the Performance Share Award described in the Notice. Except as otherwise expressly set forth herein, this Agreement and the Award hereunder is subject to and shall be construed in accordance with the provisions of the Bucyrus International, Inc. 2004 Equity Incentive Plan (2006 Amendment and Restatement) (the "Plan"). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. You must sign both the Agreement and the Notice in order for this Award to be effective. Please sign and date the Agreement and the Notice and return them promptly in the enclosed envelope.

By accepting this Agreement and any shares of Class A common stock of the Company ("Company Stock") issued pursuant to this Performance Share Award, you acknowledge that you have received a copy of the Prospectus. You also acknowledge and represent that you have read and understand the terms of the Plan and this Agreement, and accept this Agreement subject to all such terms and conditions.

For all purposes of this 2006 Performance Share Award Agreement, the Performance Period shall mean the period beginning on [grant date] and ending on ____________.Performance Share Awards will consist of shares of Company Stock, the vesting of which is subject to continued service requirements ("Base Award Shares"), and shares of the Company Stock, the vesting of which is subject to the attainment of performance targets and continued service requirements ("Premium Award Shares") (Base Award Shares and Premium Award Shares, are collectively referred to as "Performance Shares").


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Terms and Conditions

1. Terms and Provisions of Performance Share Award. Pursuant to Section 6 of the Plan, as of the Award Date the Company has awarded to the Grantee the Base Award Shares and Premium Award Shares specified in the Notice. Such Award is subject to the following terms and conditions.

2. Award of Base Award Shares Subject to Service Requirements. The Grantee is hereby awarded the number of Base Award Shares specified in the Notice, subject to the following provisions:

      (a) Service for Entire Performance Period. If the Grantee remains employed by the Company and/or a Subsidiary through the Vesting Date stipulated in the Notice, then, to the extent not vested or forfeited previously, 100% of the Base Award Shares shall vest on the Vesting Date and the Grantee shall be entitled to receive such Shares free of any restrictions.

      (b) Acceleration of Vesting of Base Award Shares: If, at the end of each calendar year during the Performance Period, the Company has achieved the performance criteria established for that calendar year with respect to Base Award Shares, as stipulated in Exhibit I of the Notice, 25% of the Base Award Shares shall vest and the Grantee shall be entitled to receive such shares free of all restrictions. The Committee shall determine whether the performance criteria have been met for any calendar year and the number of shares vesting, if any, at its first regularly-scheduled meeting following the end of such calendar year, and any shares vesting shall be transferred to the Grantee, free of restrictions, as soon as administratively practicable thereafter.

      (c) Intervening Qualifying Events. If the Grantee ceases to be employed by the Company and/or a Subsidiary prior to the Vesting Date because of death or Disability (a "Qualifying Event"), then, as of the date on which the Qualifying Event occurs, the Grantee shall be entitled to receive all unvested Base Award Shares. If the Grantee retires later than on year after the Award Date (a "Qualifying Retirement"), Grantee shall continue to vest in the Base Award Shares on the same basis as if Grantee had remained an active employee; provided, however, that a forfeiture shall occur if the Grantee, prior to the expiration of the Performance Period, obtains other gainful employment regardless of whether such employment is with a competitor of the Company. The Grantee acknowledges and agrees that the forfeiture of Base Award Shares set forth in the preceding sentence does not constitute a limitation or restriction on the Grantee's right to obtain other employment, but is only a restriction on the Grantee's right to receive unvested Base Award Shares.

      (d) Other Termination of Employment. If the Grantee ceases to be employed by the Company and/or a Subsidiary prior to the Vesting Date for any reason other than a Qualifying Event of a Qualifying Retirement then, as of the date on which the Grantee's employment terminates, all Base Award Shares that have not previously vested under paragraphs (a) and (b) above shall immediately be forfeited and returned to the Company.


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3. Award of Premium Award Share Subject to Performance Criteria. The Grantee has
been awarded the number of Premium Award Shares specified in the Notice, subject to the following provisions:

      (a) Crediting of Premium Award Shares. As soon as practicable following the end of each calendar year during the Performance Period, the Committee shall determine if the Company has achieved the performance criteria for that calendar year relating to the crediting of Premium Award Shares, as stipulated in Exhibit II of the Notice. If the performance criteria have been met, then the percentage of the Premium Award Shares stipulated in the Notice shall become "credited" Premium Award Shares. [If the Company has not achieved the performance criteria for that calendar year, then the percentage of the Premium Award Shares stipulated in the Notice shall be forfeited as of the last day of such calendar year.] Any Premium Award Shares that have not become credited shares as of the last day of the Performance Period shall be forfeited on such day.

      (b) Vesting in Credited Premium Award Shares. The Grantee shall vest in the credited Premium Award Shares on the Vesting Date set forth in the Notice, provided that the Grantee remains continuously employed by the company and/or a Subsidiary until such date. At that time, the Grantee shall be transferred shares of Company Stock for each credited Premium Award Share then vesting, free of all restrictions.

      (c) Termination of Employment Prior to Vesting Date. If the Grantee ceases to be employed by the Company and/or a Subsidiary by reason of a Qualifying Event prior to the Vesting Date, then any credited Premium Award Shares as of the date of the Grantee's termination of employment will vest. In the event of a Qualifying Retirement, Grantee shall continue to vest in the Premium Awards Shares on the same basis as if Grantee had remained an active employee, provided, however, that a forfeiture shall occur if the Grantee, prior to the expiration of the Performance Period, obtains other gainful employment regardless of whether such employment is with a competitor of the Company. The Grantee acknowledges and agrees that the forfeiture of Base Award Shares set forth in the preceding sentence does not constitute a limitation or restriction on the Grantee's right to obtain other employment, but is only a restriction on the Grantee's right to receive unvested Base Award Shares. The Grantee will forfeit the right to any uncredited Premium Award Shares that have not been forfeited previously. If the Grantee's employment with the Company and/or its Subsidiaries terminates for any reason other than a Qualifying Event or a Qualifying Retirement prior to the Vesting Date, all credited and uncredited Premium Award Shares will be forfeited and said shares will be returned to the Company.

4. Confidential Information; Noncompetition; Nonsolicitation.

      (a) Grantee acknowledges that all secret or confidential information, knowledge or data relating to the Company or any of its Subsidiaries and their respective businesses that Grantee obtains during Grantee's employment by the Company or any of its Subsidiaries and that is not public knowledge (other than as a result of the Grantee's violations of this Section 4(a)) ("Confidential Information") is highly sensitive and proprietary and includes, without limitation: product design information, manufacturing processes and methods,


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

      information regarding new product development, information regarding strategic or tactical planning, information regarding pending or planned competitive bids, and information regarding key employees. Grantee shall not communicate, divulge or disseminate Confidential Information at any time during or after Grantee's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. All computer software, telephone lists, customer lists, price lists, contract forms, catalogs, records, files and know-how acquired while an employee of the Company are acknowledge to be the property of the Company and shall not be duplicated, removed from the Company's possession or premises or made use of other than in pursuit of the Company's business or as may otherwise be required by law or any legal process, and, upon termination of employment for any reason, Grantee shall deliver to the Company, without further demand, all such items and any copies thereof which are then in his or her possession or under his or her control.

      (b) For a one year period beginning on Grantee's termination of employment, Grantee will not, except upon prior written permission signed by an authorized officer of the Company, consult with or advise or, directly or indirectly, as owner, partner, officer or employee, engage in business with any company in competition with the Company or with any corporation or entity controlled by, controlling or under common control with any such company. Not withstanding the foregoing, Grantee may make and retain investments in not more than three percent of the equity of any such company if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

      (c) For a one year period beginning on Grantee's termination of employment, Grantee will not, directly or indirectly, solicit for employment or employ on behalf of any organization other than the Company or one of its Subsidiaries or employ any person employed by the Company or any of its Subsidiaries, nor will Grantee, directly or indirectly, solicit for employment on behalf of any organization other than the Company or one of its Subsidiaries or be involved in any way in the hiring process of any person known by Grantee (after reasonable inquiry) to be employed at the time by the Company or any of its Subsidiaries.

      (d) In the event of a breach of Grantee's covenants under this Section 4, all Performance Stock Awards shall immediately be forfeited as of such breach and it is understood and agreed that the Company shall be entitled to injunctive relief as well as any other legal or equitable remedies. Grantee acknowledges and agrees that the covenants, obligations and agreements of the Grantee in this Section 4 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Grantee from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies that the Company may have. The Company and Grantee hereby irrevocably submit to the exclusive jurisdiction of the courts of Wisconsin and the Federal courts of the United States


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

      of America, located in Milwaukee, Wisconsin, in respect of all disputes involving Confidential Information, trade secrets or the violation of the provisions of this Section 4.

5. Voting, Dividend and Other Rights, Restrictions and Limitations. By acceptance of this Performance Share Award Agreement and as consideration for the receipt of Performance Shares, the Grantee agrees to appoint a company nominee[s] as his/her irrevocable proxy to vote, in the nominee[s]' discretion, all shares of Company Stock transferred to the Grantee under this Agreement at the annual meeting of shareholders and at any other meetings at which shareholders are entitled to vote. The Company will provide appropriate means to effect this appointment. If the Grantee fails to so appoint a proxy within a reasonable time as specified by the Company, this Award shall become null and void. Except as otherwise provided in this Agreement, the terms of the Plan shall control as to voting, dividends and other rights, restrictions and limitations.

6. Tax Consequences. The Grantee understands that the award of Performance Shares, the issuance of Company Stock to the Grantee, and the sale of Company Stock by the Grantee, may have tax implications to the Grantee. The Grantee represents that he or she has been advised to consult a tax advisor regarding the implications of this Agreement. The Grantee further acknowledges that he or she is not relying on the Company for any tax, financial or legal advice; and it is specifically understood by the Grantee that no representations are made as to any particular tax treatment with respect to this Award.

7. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted to the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Committee shall be final and binding on the Company and Grantee.

8. Fractional Shares. If any calculation of Company Stock to be awarded or to be forfeited or to be released from restrictions or limitations would result in a fractional share, such fractional share shall be paid in cash.

9. Rights as a Stockholder. Subject to Section 5, the Grantee shall have all of the rights of a stockholder with respect to the Performance Shares, including the right to vote on all matters with respect to which the stockholders of the Company have the right to vote and the right to receive dividends thereon. Any dividends paid on shares of Company Stock subject to forfeiture shall also be subject to forfeiture until such date as the underlying shares to which they relate become vested, and shall be paid in cash upon vesting.

10. Restrictions on Transfer. The Performance Shares awarded to the Grantee under this Agreement may not be transferred or otherwise disposed of by the Grantee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution. Any purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Performance Shares by any holder thereof in violation of the provisions of this Agreement shall be invalid, and the Company will not transfer any of said shares on its books nor will any of said shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with


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

said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

11. Approvals. No shares of Company Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to the Grantee on the Grantee's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

12. Change in Control. In the event of a change in control, all Base Award Shares that have not yet vested or been previously forfeited shall become immediately vested and all restrictions and forfeiture conditions applicable to such shares shall immediately lapse. Premium Award Shares do not vest upon a Change in Control.

13. Taxes. The Grantee shall pay to the Company promptly upon request an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the Performance Shares awarded under this Agreement. The Grantee may satisfy the foregoing requirement by one or a combination of the following methods: (a) making a payment to the Company in cash or cash equivalents; (b) with the consent of the Company, by authorizing the Company to withhold cash otherwise due to the Grantee; or (c) authorizing the Company to withhold a portion of the shares of Company Stock to be received hereunder having a value equal to or less than the minimum amount required to be withheld. The Grantee shall promptly notify the Company of any election made pursuant to Section 83(b0 of the Code. The Grantee understands that the Grantee, and not the Company, is solely responsible for any tax liability Grantee may incur as a result of this Agreement.

THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE GRANTEE DESIRES TO MAKE THE ELECTION.

14. Compliance with Law and Regulations; Legend. This Agreement, the Performance Shares awarded hereunder and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company may require, as a condition of the issuance and delivery fo Company Stock certificates pursuant to the terms hereof, that the certificates bear the legend set forth immediately below, in addition to any other legends required under federal and state securities laws, the laws and regulations of any non-U.S. jurisdiction, or as otherwise determined by the Committee.

      The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Bucyrus International, Inc. 2004 Equity Incentive Plan (2006 Amendment and Restatement) and an Agreement entered into between the registered owner of such


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shares  and the  Company.  A copy of the  Plan and  Agreement  is on file in the office of the Secretary of the Company, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172.

      Such legend shall not be removed until such shares vest pursuant to the terms hereof.

15. Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly. Any capitalized term not defined herein shall have the meaning set forth in the Plan.

16. Notices. Any notices required or permitted hereunder shall be addressed to Secretary of the Company, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, or to the Grantee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesiad, change his/her or its address for future notices.

17. Binding Agreement; Successors. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Grantee and the Grantee's personal representatives and beneficiaries.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon all persons.

19. Amendment. This Agreement may be amended or modified by the Company at any time; provided, that notice is provided to the Grantee in accordance with
Section 17; and provided, further, that no amendment or modification that is adverse to the rights of the Grantee as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective as of the Award Date set forth in the Notice.

GRANTEE


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                                            Date


BUCYRUS INTERNATIONAL, INC.


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Craig R. Mackus                             Date
CFO & Secretary


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